                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      ALLIANCE PHARMACEUTICAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") will be held at 10:00 a.m. on Friday, December 10, 1999, at offices of the Corporation at 6175 Lusk Boulevard, San Diego, California 92121 for the following purposes:

               1.   To elect nine directors of the Corporation.

               2. To approve a 2,100,000 share increase in the number of shares authorized for issuance under the 1991 Stock Option Plan of Alliance Pharmaceutical Corp.

               3. To ratify the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 2000.

               4. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

         Only holders of record of the Corporation's Common Stock and its Series D Preferred Stock at the close of business on October 22, 1999, are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

         Shareholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                  By Order of the Board of Directors,

                                  DUANE J. ROTH, CHAIRMAN

Dated:  November 5, 1999

                          ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD

                               SAN DIEGO, CA 92121

                             -----------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                December 10, 1999

                             -----------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Pharmaceutical Corp. (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held on Friday, December 10, 1999, at 10:00 a.m. at offices of the Corporation at 6175 Lusk Boulevard, San Diego, California 92121 and at any adjournment or adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The mailing address of the principal executive offices of the Corporation is 3040 Science Park Road, San Diego, CA 92121 (telephone number 858/410-5200). The enclosed Proxy and this Proxy Statement are being first sent to shareholders of the Corporation on or about November 5, 1999.

         The Board of Directors has fixed the close of business on October 22, 1999 as the record date for the determination of shareholders of the Corporation entitled to receive notice of, and vote at, the Meeting. At the close of business on the record date, an aggregate of 43,513,911 shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") and 500,000 shares of Series D Preferred Stock, par value $.01 per share, of the Corporation (the "D Stock") were issued and outstanding. A share of Common Stock and a share of D Stock are each entitled to one vote on each matter to be voted upon at the Meeting. The Common Stock and D Stock vote together as one class.

         All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION. THE PERSONS NAMED IN THE PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Shares represented by properly executed proxies received by the Corporation will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted FOR the election of the nine directors listed herein, FOR an increase in the number of shares of Common Stock authorized for issuance under the Corporation's 1991 Stock Option Plan, and FOR the ratification of the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 2000, all as described in this Proxy Statement.

         Any proxy given by a shareholder pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the Meeting, or by executing another proxy bearing a later date.

         Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The

Corporation may use the services of Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. The Corporation estimates that the fee for such services should not exceed $3,500. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Corporation.

                            1. ELECTION OF DIRECTORS

         Nine directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until the election and qualification of their respective successors. The Board of Directors has nominated Pedro Cuatrecasas, M.D., Carroll O. Johnson, Stephen M. McGrath, Donald E. O'Neill, Helen M. Ranney, M.D., Duane J. Roth, Theodore D. Roth, Jean G. Riess, Ph.D., and Thomas F. Zuck, M.D., all of whom are currently directors of the Corporation. Directors are elected by a plurality vote.

         Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for these nominees. If, for any reason, any of the nominees should be unable to accept nomination or election, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee will be unable to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

         Set forth below is certain information with respect to each nominee as of October 18, 1999:

         DUANE J. ROTH. Mr. Roth is 49 and has served as a director of the Corporation since 1985. He has served as Chief Executive Officer of the Corporation since 1985 and as Chairman since October 1989. Prior to joining the Corporation, Mr. Roth served as President of Analytab Products, Inc., an American Home Products company involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. Roth's brother, Theodore D. Roth, is President and Chief Operating Officer of the Corporation.

         THEODORE D. ROTH. Mr. Roth is 48 and served as Executive Vice President and Chief Financial Officer of the Corporation since November 1987, and was appointed President and Chief Operating Officer in May 1998. For more than ten years prior to joining the Corporation, he was General Counsel of SAI Corporation, a company in the business of operating manufacturing concerns, and General Manager of Holland Industries, Inc., a manufacturing company. Mr. Roth received his J.D. from Washburn University and an LL.M. in Corporate and Commercial Law from the University of Missouri in Kansas City. He is the brother of Duane J. Roth, the Chairman and Chief Executive Officer of the Corporation.

         PEDRO CUATRECASAS, M.D. Dr. Cuatrecasas is 63 and was elected as a director of the Corporation in August 1996. He has over 20 years of experience in the pharmaceutical industry. Dr. Cuatrecasas retired from the positions of Vice President of Warner-Lambert Company and President, Parke-Davis Pharmaceutical Research on December 31, 1996, positions he had held since 1989. During the previous four years, he had been Senior Vice President of Research and Development and Director of Glaxo, Inc. For the prior ten years, he was Vice President of Research, Development and Medical at Burroughs Wellcome Company. Dr. Cuatrecasas is a member of the National Academy of Sciences and the Institute of Medicine. He is currently a director of Mitokor Corp. and an independent consultant in pharmaceutical research. He received his M.D. from Washington University School of Medicine.

         CARROLL O. JOHNSON. Mr. Johnson is 66 and has served as a director of the Corporation since 1989. He has been President of Research Management, Inc. ("RMI") since 1985, an independent contract research organization which provides services to the pharmaceutical industry in the implementation of clinical trials. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force which introduced three major products.

         STEPHEN M. MCGRATH. Mr. McGrath is 63 and has served as a director of the Corporation since 1989. On May 1, 1998, he retired as Executive Vice President of CIBC Oppenheimer & Co., Inc. ("Oppenheimer") and as the Director of its Corporate Finance Department. For the eleven years prior to his employment by Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co. He is a director of PetroCorp, Inc.

         DONALD E. O'NEILL. Mr. O'Neill is 73 and has served as a director of the Corporation since 1991. He retired from Warner-Lambert Company in 1991 after 20 years of service. During his tenure, he held various managerial positions, including President of the Parke-Davis Group, President of the Health Technologies Group and President - International Operations. At the time of his retirement from Warner-Lambert, he held the offices of Executive Vice President of the company, and President and Chairman of its International Operations, and was a member of Warner-Lambert's board of directors. He is a director of Fuisz Technologies.

         HELEN M. RANNEY, M.D. Dr. Ranney is 79 and has served as a director of the Corporation since 1991. She is Professor EMERITA, Department of Medicine, University of California at San Diego, having served as Chairman of the Department from 1973 through 1986. From 1986 through 1991, she was Distinguished Physician of the U.S. Department of Veterans Affairs. She formerly was Professor of Medicine at Albert Einstein College of Medicine (New York) and at the State University of New York, Buffalo. Dr. Ranney is a member of many professional societies, including the National Academy of Sciences, the Institute of Medicine, the Association of American Physicians (past President), and the American Society of Hematology (past President). She has more than 150 publications, primarily relating to blood and blood disorders. Dr. Ranney served on the Board of Directors of Squibb Corp. prior to its merger with Bristol-Myers. She received her M.D. from the College of Physicians and Surgeons, Columbia University.

         JEAN G. RIESS, PH.D. Professor Riess is 62 and has served as a director of the Corporation since 1989. Until his retirement in 1996, he had been the Director of Laboratoire de Chimie Moleculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 300 publications. For more than 20 years, Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. He has directed research in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization, and in surfactant self-aggregation.

         THOMAS F. ZUCK, M.D. Dr. Zuck is 65 and has served as a director of the Corporation since 1990. He is Professor of Transfusion Medicine and Director of Hoxworth Blood Center at the University of Cincinnati Medical Center and is President of Ohio Enterprises International, Inc. ("OEI"), a consulting company. Dr. Zuck formerly was director of the Division of Blood and Blood Products at the Office of Biologics Research & Review within the U.S. Food and Drug Administration. He has served in numerous scientific professional societies, including as President of the American Association of Blood Banks and the Council of Community Blood Centers. He was Editor-in-Chief of the journal TRANSFUSION and has more than 100 publications to his credit. Dr. Zuck is a retired U.S. Army Colonel, where he was a Commander of the Letterman Army Institute of Research and, for many years, involved with the Army's blood substitute development program. Dr. Zuck received his LL.B. from Yale Law School and his M.D. from Hahnemann Medical College.

COMPENSATION OF DIRECTORS

         Directors do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to nonemployee directors of the Corporation pursuant to the Formula Stock Option Plan for Nonemployee Directors of the Corporation (the "Directors' Formula Option Plan"). Options under the Directors' Formula Option Plan are granted under and subject to the Corporation's 1991 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. Each nonemployee director (i) upon his or her initial election, shall automatically be granted an option to acquire 25,000 shares of Common Stock which shall be exercisable in four installments of 6,250 shares each with the first installment being at his or her initial election and the remaining installments becoming exercisable on the date of each annual meeting of the Board of Directors of the Corporation ("Annual Meeting") thereafter that such person is a director, until fully exercisable, and (ii) upon the third Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 7,500 shares of Common Stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant.

OTHER TRANSACTIONS

         The following affiliations exist between the Corporation and certain directors:

         In December 1998, the Corporation renewed a one-year research services agreement with RMI for $2,000 per month, plus $500 per day for each day per month in excess of four days Mr. Johnson devotes to consulting for the Corporation. Mr. Johnson is the president and owner of RMI. RMI received $43,000 for consulting services in the fiscal year ended June 30, 1999.

         In December 1998, the Corporation renewed a one-year consulting agreement with OEI for $2,000 per month. Dr. Zuck is the president and owner of OEI.

         Dr. Ranney receives $2,000 per month and office space for providing consulting services to the Corporation.

         In return for the rights to certain inventions and concepts, the Corporation paid Dr. Reiss $160,000 in October 1998.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The standing committees of the Board of Directors consist of an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board between meetings of the entire Board as to matters which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Dr. Ranney and Messrs. McGrath and D. Roth. The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers, and senior management. The members of the Compensation Committee are Drs. Ranney and Cuatrecasas and Messrs. O'Neill and McGrath. The Audit Committee advises and makes recommendations to the Board concerning the internal controls of the Corporation, the independent auditors of the Corporation, and other matters relating to the financial activities of the Corporation. The members of the Audit Committee are Messrs. Johnson and McGrath and Dr. Zuck. The Nominating Committee has the authority to nominate members of the Board of Directors to the entire Board for consideration. The Nominating Committee will not consider nominees recommended by shareholders. The members of the Nominating Committee are Dr. Riess, Messrs. Johnson, D. Roth and T. Roth.

         During the fiscal year ended June 30, 1999, there were four regular meetings of the Board of Directors. The Compensation Committee held two meetings, the Audit Committee held one meeting, the Nominating Committee held one meeting, and the Executive Committee did not meet. Each Board member attended more than 75% of the meetings of the Board and all of the meetings of the committee(s) of which he or she is a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

         To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation during the fiscal year ended June 30, 1999, two reports, covering five transactions were filed late on behalf of Dr. Cuatrecasas, and one report, covering one transaction was filed late on behalf of Dr. Riess.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Corporation's voting securities as of October 18, 1999 as to (i) each of the directors and director nominees, (ii) each of the executive officers listed in the Summary Compensation Table, (iii) each person known by the Corporation to own more than 5% of any class of the Corporation's outstanding voting securities, and (iv) all directors and executive officers of the Corporation as a group:


----------------------------------------------------------------------------------------------------------------------------------
                                  Common Stock

                                                                                      Amount and Nature of         Percentage of
Name and Address                                                                    Beneficial Ownership (1)         Class (2)
----------------                                                                    ------------------------         ---------
Duane J. Roth                                                                               791,463 (3)                 1.8%
Pedro Cuatrecasas, M.D.                                                                     115,500 (4)                  *
Carroll O. Johnson                                                                           62,000 (5)                  *
Stephen M. McGrath                                                                          261,516 (6)                  *
Donald E. O'Neill                                                                            95,500 (7)                  *
Helen M. Ranney, M.D.                                                                        75,400 (8)                  *
Jean G. Riess, Ph.D.                                                                        160,233 (9)                  *
Theodore D. Roth                                                                            297,492 (10)                 *
Thomas F. Zuck, M.D.                                                                         62,500 (11)                 *
Harold W. DeLong                                                                            220,300 (12)                 *
N. Simon Faithfull, M.D., Ph.D.                                                             140,750 (13)                 *
H. Joerg Limmer, D.V.M.                                                                      42,500 (14)                 *
All directors and executive officers as a group (20 persons)                              2,738,722                     6.0%

Wellington Management Company, LLP                                                        4,657,788 (15)               10.7%
     75 State Street
     Boston, MA 02109
Fidelity Management and Research Company                                                  4,190,400 (16)                9.6%
     82 Devonshire Street
     Boston, MA 02109
Vanguard Healthcare Fund                                                                  2,467,688 (17)                5.7%
     P.O. Box 2600, V15
     Valley Forge, PA 19482
                            Series D Preferred Stock

Schering Berlin Venture Corp.                                                               500,000 (18)                100%
     Schering AG
     Muellerstrasse 173
     13342 Berlin
     Germany
----------------------------------------------------------------------------------------------------------------------------------

     *    Indicates ownership of less than 1% of outstanding shares.

(1) Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(2) Shares subject to options and warrants exercisable within 60 days are deemed to be outstanding for percentage calculations with respect to the person holding such options and warrants.

(3) Consists of (i) 293,778 shares owned by Mr. D. Roth, (ii) 495,400 shares subject to options granted by the Corporation under its 1991 Stock Option Plan ("the 1991 Plan"), and (iii) 2,285 shares owned by Mr. Roth's spouse.

(4) Consists of (i) 73,000 shares owned by Dr. Cuatrecasas, and (ii) 42,500 shares subject to options granted by the Corporation under the 1991 Plan.

(5) Consists of (i) 4,000 shares owned by Mr. Johnson, and (ii) 58,000 shares subject to options granted by the Corporation under the 1991 Plan.

(6) Consists of (i) 78,000 shares owned by Mr. McGrath, (ii) 43,016 shares subject to warrants, (iii) 40,500 shares subject to options granted by the Corporation under the 1991 Plan, and (iv) 100,000 shares subject to convertible subordinated debentures.

(7) Consists of (i) 25,000 shares owned by Mr. O'Neill, (ii) 68,500 shares subject to options granted by the Corporation under the 1991 Plan, and
     (iii) 2,000 shares owned by Mr. O'Neill's spouse.

(8) Consists of (i) 6,900 shares owned by Dr. Ranney, and (ii) 68,500 shares subject to options granted by the Corporation under the 1991 Plan.

(9) Consists of (i) 79,733 shares owned by Dr. Riess, and (ii) 80,500 shares subject to options granted by the Corporation under the 1991 Plan.

(10) Consists of (i) 49,492 shares owned by Mr. T. Roth, and (ii) 248,000 shares subject to options granted by the Corporation under the 1991 Plan.

(11) Consists of (i) 2,000 shares owned by Dr. Zuck, (ii) 20,000 shares subject to options granted by the Corporation under its 1983 Non-Qualified Stock Option Program ("the 1983 Program"), and (iii) 40,500 shares subject to options granted by the Corporation under the 1991 Plan.

(12) Consists of (i) 20,000 shares owned by Mr. DeLong, (ii) 199,500 shares subject to options granted by the Corporation under the 1991 Plan, and
     (iii) 800 shares owned by Mr. DeLong's minor children.

(13) Consists of (i) 7,000 shares owned by Dr. Faithfull, (ii) 43,000 shares subject to options granted by the Corporation under the 1983 Program, and
     (iii) 90,750 shares subject to options granted by the Corporation under the 1991 Plan.

(14) Consists of 42,500 shares subject to options granted to Dr. Limmer by the Corporation under the 1991 Plan.

(15) Wellington Management Company, LLP ("WMC") in its capacity as investment advisor may be deemed beneficial owner of these shares which are owned by many clients. WMC has sole voting power or sole dispositive power over none of the shares, shared voting power over 1,807,600 shares, and shared dispositive power over all such shares. No client is known to have such rights and power with respect to more than 5% of the Common Stock except Vanguard Health Care Fund which is discussed in Footnote 17 and whose shares are included in the number of shares beneficially owned by WMC.

(16) Fidelity Management and Research Company ("Fidelity"), a subsidiary of FMR Corp., may be deemed the beneficial owner of all such shares, as a result of acting as investment adviser to various registered investment companies, one of which, Fidelity Advisor Value Strategies Fund, owns 3,415,100 of such shares. FMR Corp. (through its control of Fidelity) and Edward C. Johnson 3rd, Chairman of FMR Corp., and such investment companies each have sole power to dispose of such shares. The sole power to vote such shares resides with the Boards of Trustees of such investment companies, with voting carried out by Fidelity under guidelines established by such Boards. Mr. Johnson, Abigail P. Johnson, a director of FMR Corp., and members of the Johnson family and trusts for their benefit may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940.

(17) Vanguard Healthcare Fund owns all such shares and has sole voting and disposition power over such shares. These shares are included in the number of shares beneficially owned by WMC as discussed in Footnote 15.

(18) The D Stock was issued to Schering Berlin Venture Corp. ("SBVC") and has one vote per share. The D Stock votes together with the Common Stock as one class, except where otherwise required by law. The D Stock was purchased by SBVC in conjunction with the Corporation's grant, in September 1997, to Schering AG, Germany ("Schering"), of a worldwide license agreement ("Schering License Agreement") for the Corporation's drug compounds, drug compositions, and medical devices and systems related to perfluorocarbon-containing ultrasound imaging products.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual and long-term compensation for the Corporation's Chief Executive Officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") for the year ended June 30, 1999, as well as the total compensation paid to each individual for the Corporation's two previous fiscal years:

----------------------------------------------------------------------------------------------------------------------------------
                                                   Summary Compensation Table

                                                   -------------------------------------------------------------------------------
                                                                                                         Long-Term
                                                                                                          Compen-
                                                                  Annual Compensation                     sation
                                                                                                       --------------
                                                                                                          Awards
                                                   ------------------------------------------------------------------
                    Name                                                                   Other        Securities
                     and                                                                  Annual        Underlying    All Other
                  Principal                           Salary             Bonus            Compen-        Options/      Compen-
                  Position                 Year         ($)               ($)           sation ($)(a)     SARs(#)     sation ($)
----------------------------------------------------------------------------------------------------------------------------------
     Duane J. Roth                         1999       430,700                  -               -         150,000      5,289 (b)
          Chairman and                     1998       388,000             40,000(c)            -         150,000          -
          Chief Executive Officer          1997       344,000             80,000         186,300(d)      125,000          -

     Theodore D. Roth                      1999       289,800                  -          36,300(e)      100,000      1,256 (f)
          President and                    1998       257,000             60,000(g)       38,800(h)       75,000          -
          Chief Operating Officer          1997       190,500             61,500          37,500(i)       50,000          -

     Harold W. DeLong                      1999       220,200                  -               -          75,000          -
          Executive Vice President -       1998       196,600             25,000               -          30,000          -
          Business Development             1997       187,300             41,000               -          30,000          -

     N. Simon Faithfull                    1999       212,400                  -               -          30,000          -
          Vice President -                 1998       194,900             20,000               -          25,000          -
          Medical Affairs Development      1997       185,700             30,500               -          25,000          -

     H. Joerg Limmer                       1999       208,400                  -               -          55,000(j)       -
          Vice President - Pharmaceutical  1998       172,900             20,000          81,100 (k)      10,000          -
          Research & Development and       1997       119,300 (l)         27,500          61,600 (m)      50,000          -
          Clinical Operations

----------------------------------------------------------------------------------------------------------------------------------

(a) Perquisites and other personal benefits for specific officers are only reported in specific years where such compensation exceeds the lower of 10% of annual salary and bonus, or $50,000.
(b) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($170,000) paid by the Corporation during 1999 with respect to a split-dollar life insurance agreement.
(c) The bonus was paid to Mr. D. Roth in October 1997 for completion of the Schering Licensing Agreement.
(d)  Includes tax reimbursement of $184,200 for forgiveness of a loan.
(e) Includes forgiveness of $32,400 of principal and interest on a relocation loan.
(f) This represents the present value of the economic benefit to Mr. T. Roth for the portion of the total premium ($60,000) paid by the Corporation during 1999 with respect to a split-dollar life insurance agreement.
(g) One-half of the bonus was paid to Mr. T. Roth in October 1997 for completion of the Schering Licensing Agreement.
(h) Includes forgiveness of $35,100 of principal and interest on a relocation loan.
(i) Includes forgiveness of $36,200 of principal and accrued interest on a relocation loan.
(j) Options for 25,000 of these shares were granted to Dr. Limmer in exchange for the cancellation of options for 50,000 shares in connection with the one-time repricing program authorized by the Corporation.
(k)  Includes relocation expense and tax reimbursement of $75,000 during 1998.
(l)  Dr. Limmer became an employee of the Corporation in September 1996.
(m)  Includes relocation expense and tax reimbursement of $57,200 during 1997.

EMPLOYMENT ARRANGEMENTS

         On June 1, 1995, the Corporation loaned Simon Faithfull $70,000. The loan accrues interest at the rate of nine percent per annum. The loan is due and payable on demand; provided that unless and until demand is made, principal and interest shall be payable in biweekly installments of $500 each. The largest outstanding balance due since the beginning of the last fiscal year was $65,930, and the outstanding balance as of October 18, 1999, is $56,770. The note is secured by a lien on Dr. Faithfull's primary residence.

         On February 26, 1999 the Corporation entered into an employment agreement with Artemios B. Vassos, M.D., F.A.C.P. to serve as Executive Vice President and Chief Scientific Officer of the Corporation. The agreement provides that Dr. Vassos shall receive a salary of $210,000, a car allowance, and an option for 75,000 shares of the Corporation's Common Stock at an exercise price equal to the market price of Common Stock on the date of the agreement. The agreement provides for a term of employment of up to two years and, upon early termination, he will receive his monthly base rate of pay for the lesser of 12 months or the amount of time remaining under his employment agreement. The Corporation also agreed to cover reasonable relocation expenses. Additionally, Dr. Vassos received the following loans which are secured by his residence in
California:

(1) A $125,000 loan, one-third of which, plus all accrued interest, will be forgiven on the first, second and third anniversary of his employment with the Corporation, provided he remains employed at such time. The largest outstanding balance due since the beginning of the last fiscal year was $130,000 and the outstanding balance on October 18, 1999 was $130,000.

(2) A $125,000 loan with principal and interest payable on a monthly basis over a five-year period. The largest outstanding balance due since the beginning of the last fiscal year was $125,000 and the outstanding balance on October 18, 1999 was $113,000.

(3) A $180,000 loan repayable with accrued interest upon the earlier of the sale of his previous residence in Michigan. The largest outstanding balance due since the beginning of the last fiscal year was $184,000 and the outstanding balance was paid in full on August 18, 1999.

         All such loans accrued interest at 7.75% per annum and entire outstanding balance of principal and interest are due and payable within 90 days of termination of employment.

         The Corporation maintains a key man life insurance policy on Duane Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Duane Roth. Pursuant to the agreement, the Corporation and Duane Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $8 million upon the death of Duane Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Duane Roth or his beneficiaries.

         The Corporation maintains a key man life insurance policy on Ted Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Theodore Roth. Pursuant to the agreement, the Corporation and Theodore Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $4 million upon the death of Theodore Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Theodore Roth or his beneficiaries.

STOCK OPTION GRANTS AND EXERCISES

         The Corporation has granted options to its executive officers under its 1983 Incentive Stock Option Plan (which plan expired on October 1, 1993), its 1983 Non-Qualified Stock Option Program (which plan expired on February 24,
1999), and its 1991 Stock Option Plan. No stock appreciation rights ("SARs") have been granted by the Corporation.

         The following table sets forth certain information concerning options granted during fiscal 1999 to the Named Executive Officers:



-----------------------------------------------------------------------------------------------------------------------------------
                      Option/SAR Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                           Individual Grants                         Stock Price Appreciation for
                                                                                                            Option Term (1)
                                 --------------------------------------------------------------------------------------------------
                                    Securities       % of Total
                                                      Options/
                                    Underlying      SARs Granted      Exercise or
                                   Options/SARs     to Employees       Base Price      Expiration
              Name               Granted (#) (2)   in Fiscal Year    ($/Share) (5)        Date             5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
   Duane J. Roth                     150,000 (3)         7.7%             4.875         11/11/08           459,900      1,165,400
   Theodore D. Roth                  100,000 (3)         5.1%             4.875         11/11/08           306,600        776,900
   Harold W. DeLong                   75,000 (3)         3.8%             4.875         11/11/08           229,900        582,700
   N. Simon Faithfull                 30,000 (3)         1.5%             4.875         11/11/08            92,000        233,100
   H. Joerg Limmer                    30,000 (3)         1.5%             4.875         11/11/08            92,000        233,100
                                      25,000 (4)         1.3%             5.00          8/26/08             43,000        142,500
-----------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grants of the options increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) All options granted in 1999 to the Named Executive Officers were non-qualified stock options under the 1991 Plan.

(3) Options are exercisable in increments of 20% per year commencing one year after the date of issuance and on each subsequent anniversary.

(4) Dr. Limmer received these options, 80% exercisable on August 27, 1999 and the remaining 20% exercisable on July 29, 2000, by returning for cancellation previously outstanding options for 50,000 shares in connection with a one-time repricing program authorized by the Corporation.

(5) The exercise price per share of the options granted represented at least the fair market value of the underlying shares on the date of grant. Options may be exercised by (i) paying the Corporation at least the par value of the shares of Common Stock being acquired, with the remainder of the exercise price to be borrowed from the Corporation, or (ii) by surrendering shares of Common Stock in payment of the exercise price and applicable withholding taxes. The 1991 Plan provides that loans to pay the exercise price shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Board of Directors may determine, and shall be in such form and contain such other provisions as the Board of Directors may determine from time to time.

         The following table summarizes options exercised during fiscal 1999 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:


-------------------------------------------------------------------------------------------------------------------------------
                  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                                                                             Number of Securities      Value of Unexercised
                                                                                  Underlying               In-The-Money
                                                                           Unexercised Options/SARs   Options/SARs at Fiscal
                                                                            at Fiscal Year End (#)   Year End ($) Exercisable
                                   Shares Acquired on        Value             Exercisable (E)/                (E)/
                                      Exercise (#)        Realized ($)        Unexercisable (U)          Unexercisable (U)
                                   --------------------------------------------------------------------------------------------
Duane J. Roth                             58,800             234,600              360,900       (E)              -       (E)
                                                                                  307,500       (U)              -       (U)

Theodore D. Roth                          19,667              85,800              174,500       (E)              -       (E)
                                                                                  165,000       (U)              -       (U)

Harold W. DeLong                               -                   -              151,250       (E)              -       (E)
                                                                                   98,250       (U)              -       (U)

N. Simon Faithfull                             -                   -              105,250       (E)              -       (E)
                                                                                   65,000       (U)              -       (U)

H. Joerg Limmer                                -                   -                2,000       (E)              -       (E)
                                                                                   63,000       (U)              -       (U)
-------------------------------------------------------------------------------------------------------------------------------

BOARD OF DIRECTORS REPORT ON AUGUST 1998 ONE-TIME STOCK OPTION REPRICING PROGRAM

         In August 1998, the Corporation offered to all employees (except for the Chief Executive Officer, President and Executive Vice President-Business Development) a one-time opportunity to exchange any number of outstanding options held by such employees for new ten-year options representing one-half as many shares as the employee turned in for cancellation (the "Repricing Program"). Vesting for the new options was identical to the exchanged options as of the date of the exchange; provided, however, that no employee could exercise such new options for a one-year period from the date of the exchange. All new options issued under the exchange program have an exercise price of $5.00. The replacement options were issued above the then existing market price of $4.125.

         The Repricing Program was provided by the Corporation to allow long-term employees whose previous options were exercisable at higher exercise prices to benefit from future stock price increases. The Board of Directors determined that the Repricing Program was necessary because equity incentives are a component of the total compensation of each employee and play a substantial role in the Corporation's ability to retain the services of the individuals essential to the Corporation's long-term financial success. Prior to implementation of the program, the market price of the Common Stock had fallen and did not necessarily reflect the progress made by the Corporation in its product development efforts. The Board of Directors felt that the Corporation's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock.

         The Board of Directors believes the regranted options for fewer shares at a lower exercise price and new term strike an appropriate balance between the interests of the option holders and those of the shareholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the officers and employees critical to the Corporation's financial performance. The new ten-year term allows those individuals to enjoy the benefits of the regranted options over a longer period of corporate growth if they remain in the Corporation's employ and contribute to the Corporation's and its shareholders' financial success. The Repricing Program was the first and only such program in the last ten fiscal years. In August 1999, the Board of Directors adopted a resolution and amended the 1991 Plan to provide that no further repricing of options could be undertaken by the Corporation without the approval of the shareholders.

         The following executive officers participated in the Repricing Program as follows:


-----------------------------------------------------------------------------------------------------------------------------------
                          10-YEAR OPTION/SAR REPRICING
-----------------------------------------------------------------------------------------------------------------------------------
                                           Number of
                                           securities      Market price
                                           underlying       of stock                                        Length of original
                                           Options/SARs     at time of     Exercise price at     New        option term remaining
                                           repriced or     repricing or    time of repricing   exercise    at date of repricing
             Name                 Date     amended (#)    amendment ($)    or amendment ($)     price ($)       or amendment
-----------------------------------------------------------------------------------------------------------------------------------
    H. Joerg Limmer, Vice        8/27/98    25,000             4.125             14.875           5.00       7 years, 336 days
  President, Pharmaceutical
  Research & Development and
     Clinical Operations
-----------------------------------------------------------------------------------------------------------------------------------
   Keith W. Chapman, Vice        8/27/98     5,000             4.125             22.38            5.00       3 Years, 267 Days
   President, Operations                     1,875                                9.00                       5 years, 173 days
                                               750                               16.50                       7 years, 169 days
                                             5,000                               13.125                      8 years, 78 days
                                            12,500                                9.375                      9 years, 77 days
-----------------------------------------------------------------------------------------------------------------------------------
    B. Jack DeFranco, Vice       8/27/98     2,625             4.125              9.75            5.00       4 years, 217 days
     President, Market                       3,750                                9.00                       5 years, 173 days
        Development                          8,750                               13.125                      8 years, 78 days
                                            12,500                                9.375                      9 years, 77 days
-----------------------------------------------------------------------------------------------------------------------------------
   Kathryn, E. Flaim, Vice       8/27/98     1,250             4.125              16.50           5.00       7 years, 169 days
 President, Clinical Research                5,000                                13.125                     8 years, 78 days
-----------------------------------------------------------------------------------------------------------------------------------
    Timothy T. Hart, Vice        8/27/98     9,000             4.125               8.75           5.00       2 years, 231 days
President and Chief Financial                  750                                16.50                      7 years, 169 days
           Officer                           5,000                                13.125                     8 years, 78 days
-----------------------------------------------------------------------------------------------------------------------------------
     Gwen Rosenberg, Vice        8/27/98       500             4.125              12.13           5.00       4 years, 348 days
     President, Corporate                      250                                11.75                      2 years, 109 days
        Communications                         750                                16.50                      7 years, 169 days
                                             1,000                                13.125                     8 years, 78 days
-----------------------------------------------------------------------------------------------------------------------------------
       Mark Seefeld, Vice        8/27/98    10,000             4.125              10.38           5.00       4 years, 186 days
     President, Drug Safety                    750                                18.00                      7 years, 256 days
                                             5,000                               13.125                      8 years, 78 days
                                             5,000                                9.375                      9 years, 77 days
-----------------------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors (the "Committee") has provided the following report:

         The Committee is composed entirely of outside, nonemployee directors. The Committee determines the base salaries and the amount of bonus awards to be paid to the executive officers of the Corporation. In addition, the Committee recommends the number of the Corporation's stock option grants which should be made to executive officers and other employees of the Corporation. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the proxy statement.

EXECUTIVE COMPENSATION POLICY AND COMPONENTS OF COMPENSATION

         The Committee's fundamental executive compensation philosophy is to enable the Corporation to attract and retain key executive personnel and to motivate those executives to achieve the Corporation's objectives. The Corporation is still in its research and development phase and has not yet achieved profitability. Therefore, traditional methods of evaluating executive performance, such as sales and profit levels, return on equity, and stock price, are inappropriate. Accordingly, assessment of each executive's performance is based upon attainment of his or her specific objectives in relation to the Corporation's overall annual strategic goals. The Committee may in its discretion apply different measures of performance for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the fundamental executive compensation philosophy described above.

         Each executive officer's compensation package is reviewed annually and is comprised of three components: base salary, bonus, and stock option grants. In addition, executive officers of the Corporation are eligible to participate in all benefit programs generally available to other employees.

BASE SALARY

         In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated biotechnology/pharmaceutical development companies. In setting levels, the Corporation currently targets the 75th percentile of the relevant labor market. Factors considered include company size, stage of development of a company's products, and geographical location. The Committee also considers the individual experience level and actual performance of each executive officer in view of the Corporation's needs and objectives. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer.

BONUSES

         Annual bonus, set as a targeted percentage of total cash compensation, may be earned by each executive officer, based upon the achievement of performance goals established at the beginning of the fiscal year and reviewed at least twice during the year.

         Performance goals for the Corporation are developed by management, and reviewed and approved by the Committee and the Board of Directors. Performance goals for individual executives are developed by the Chief Executive Officer, and reviewed and approved by the Committee. Bonuses are awarded to executives based upon the attainment of these goals during the year, with the Corporation and the executives accomplishing minimum objectives prior to being eligible to receive a bonus. The Committee considers the amounts of bonuses it expects to pay to executives when it compares its compensation practices with other companies similarly situated.

LONG-TERM STOCK-BASED INCENTIVE COMPENSATION

         Generally, the Corporation's Board of Directors or, if appointed, a stock option committee, approves annual grants of stock options to each of the Corporation's executive officers under the 1991 Plan based upon recommendations from the Committee. The grants are designed to align the interest of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set as the Committee deems appropriate in order to retain and motivate key executive officers as well as to provide them with the perspective of the Corporation's shareholders in assessing corporate results. The grants also take into account comparable awards to individuals in similar positions at biotechnology/pharmaceutical development companies as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods, and the risk attached to the future growth of the pharmaceutical industry. In making comparisons in the industry, the Corporation targets the 75th percentile of the relevant labor market.

         The Committee, at its discretion, has the authority to utilize compensation consultants to assist in defining the relevant labor market for executive compensation and to recommend annual salary and bonus increases.

         Duane J. Roth, Chief Executive Officer, although not a member of the Committee, assisted the Committee in developing the compensation packages awarded to executive officers other than himself.

CEO COMPENSATION

         In setting the compensation payable to the Corporation's Chief Executive Officer, the Committee sought to be competitive with other biotechnology/pharmaceutical development companies. In making comparisons, the Corporation targets the 75th percentile of the relevant labor market. The Committee established Duane Roth's base salary based on an evaluation of his personal performance and the objective of having his base salary keep pace with salaries being paid to similarly situated chief executive officers. With respect to his base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Corporation performance factors. The remaining component of his 1999 fiscal year compensation, however, was dependent upon performance and provided no dollar guarantees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      Donald E. O'Neill, Chairman              Dr. Helen M. Ranney
      Dr. Pedro Cuatrecasas                    Stephen M. McGrath

STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return to the Corporation's shareholders during the five-year period ended June 30, 1999, as well as with that of an overall stock market index (Nasdaq) and a published industry index (Nasdaq Pharmaceutical):

                                  PLOT POINTS


                         ALLP         NASDAQ (US)     NASDAQ PHARM
------------------------------------------------------------------
06/30/1994               $100.00        $100.00           $100.00
------------------------------------------------------------------
06/30/1995                $84.62        $133.48           $133.12
------------------------------------------------------------------
06/30/1996               $169.23        $171.38           $195.99
------------------------------------------------------------------
06/30/1997               $103.21        $208.43           $199.42
------------------------------------------------------------------
06/30/1998                $42.95        $274.43           $204.31
------------------------------------------------------------------
06/30/1999                $26.92        $392.16           $285.28
------------------------------------------------------------------

               2. PROPOSED AMENDMENT OF THE 1991 STOCK OPTION PLAN

         Effective November 8, 1991, the Board of Directors and the shareholders of the Corporation adopted the 1991 Non-Qualified Stock Option Program (the "1991 Program") pursuant to which 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under the terms of the 1991 Program. On November 19, 1994, the shareholders of the Corporation approved the amendment and restatement of the 1991 Program (as amended and restated, it is entitled the 1991 Stock Option Plan of Alliance Pharmaceutical Corp., the "1991 Plan") pursuant to which an additional 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under the terms of the 1991 Plan. On November 16, 1995, the shareholders of the Corporation approved an amendment to the 1991 Plan pursuant to which an additional 1,200,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under terms of the 1991 Plan. On November 13, 1996, the shareholders of the Corporation approved an amendment to the 1991 Plan pursuant to which an additional 1,500,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under terms of the 1991 Plan. On November 12, 1997, the shareholders of the Corporation approved an amendment to the 1991 Plan pursuant to which an additional 1,500,000 shares of Common Stock were reserved for issuance upon the exercise of options granted under the terms of the 1991 Plan. As of October 18, 1999, 616,516 shares remained available for issuance under the 1991 Plan. On August 11, 1999, the Board of Directors approved an amendment to the 1991 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the 1991 Plan from 6,200,000 to 8,300,000 shares. On
August 11, 1999, the Board also amended the 1991 Plan to provide that, without the approval of the Corporation's shareholders, options would not be repriced by lowering the option exercise price of a previously granted option or by the cancellation of outstanding options with subsequent replacement or regrant of options with a lower exercise price.

         The Board believes that the increase is necessary to meet the Corporation's objectives of motivating and retaining officers, employees and nonemployee consultants with appropriate experience and ability, and to increase the grantees' alignment of interest with the Corporation's shareholders. The increase of 2,100,000 shares represents 4% of the Corporation's Common Stock on a fully diluted basis as of June 30, 1999.

                             DESCRIPTION OF THE PLAN

         The following is a summary of the principal features of the 1991 Plan:
PURPOSE

         The purpose of the 1991 Plan is to assist the Corporation in the recruitment, retention and motivation of directors, officers, employees and consultants who are providing, or who are expected to provide, services which are deemed important to the Corporation, by enabling them to acquire the Corporation's Common Stock, thereby increasing their proprietary interest in and commitment to the growth and success of the Corporation.

ADMINISTRATION

         The 1991 Plan is administered by the Board of Directors of the Corporation unless the Board of Directors appoints a committee to administer the 1991 Plan. The Board of Directors, or if appointed, the stock option committee, which will be referred to in this summary as the Plan Administrator, has full authority, subject to the provisions of the 1991 Plan, to determine the eligible individuals who are to receive option grants under the 1991 Plan, the type of option (incentive stock option or non-qualified stock option) to be granted, the consideration for the granting of such options, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to remain outstanding. The Board of Directors currently serves as the Plan Administrator.

ELIGIBILITY AND SHARES SUBJECT TO THE 1991 PLAN

         Under the 1991 Plan, 8,300,000 shares of Common Stock have been reserved for issuance (2,100,000 shares of which are subject to shareholder approval at the Meeting) upon the exercise of options granted pursuant to the terms of the 1991 Plan. The 1991 Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NSOs"). ISOs may be granted only to employees of the Corporation. NSOs may be granted to employees, nonemployee directors and consultants who provide services which are deemed important to the Corporation. If any options granted under the 1991 Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for the 1991 Plan. If options issued under the 1991 Plan are canceled unexercised, they also become available for new grants. Options to purchase more than 200,000 shares may not be granted to any individual in a single calendar year under the 1991 Plan.

         As of June 30, 1999, options to purchase an aggregate of 5,199,222 shares of Common Stock, at a weighted average exercise price of $7.75 per share, were outstanding under all of the Corporation's stock option plans (including options granted under the 1983 Non-Qualified Stock Option Program, which expired on February 24, 1999). As of June 30, 1999, approximately 230 employees (including two directors who are employees) and seven nonemployee directors were eligible to participate in the 1991 Plan. On October 18, 1999, the closing price for the Corporation's Common Stock on the Nasdaq National Market was $4.625. All stock options granted since November 15, 1991 have been granted with exercise prices at least equal to the closing price for the Company's Common Stock on the Nasdaq National Market on the date of grant. As of June 30, 1999, 2,575,561 stock options granted under all of the stock option plans had been exercised, and stock options for a total of 3,244,193 shares of Common Stock were available for future grants (including those available under the amendment to the 1991 Plan, subject to shareholder approval at the Meeting).

         As of October 18, 1999, the following persons or groups had, in total, received options to purchase shares of Common Stock under the 1991 Plan as follows: (i) the Chief Executive Officer and the other Named Executive Officers:
Duane J. Roth, Chairman and Chief Executive Officer, 602,400; Theodore D. Roth, President and Chief Operating Officer, 386,500; Harold W. DeLong, Executive Vice President - Business Development, 284,500;N. Simon Faithfull, Vice President Medical Affairs Development, 152,250; H. Joerg Limmer, Vice President - Pharmaceutical Research & Development and Clinical Operations, 140,000; (ii) all current executive officers of the Corporation as a group: 2,484,700 (which includes options to purchase 234,000 shares canceled in connection with the one-time repricing program); (iii) each current director (and each director nominee) who is not an executive officer (including options granted pursuant to the Directors' Formula Option Plan described below): Pedro Cuatrecasas 42,500; Carroll O. Johnson 58,000; Stephen M. McGrath 40,500; Donald E. O'Neill 68,500; Helen M. Ranney 68,500; Jean G. Riess 90,500; and Thomas F. Zuck 40,500; (iv) all current directors who are not executive officers as a group: 409,000; (v) each person who has received 5% of options granted other than those named above: none; (vi) all employees of the Corporation, including all current officers who are not executive officers, as a group: 3,078,757 (which includes options to purchase 458,485 shares canceled in connection with the one-time repricing program); and (vii) each associate of any such directors or executive officers: none.

TERMS OF OPTIONS

         Each option granted under the 1991 Plan must be exercised within ten years of the date of its grant unless the Plan Administrator specifies some lesser time. Stock options granted under the 1991 Plan must be exercised by the optionee before the earlier of the expiration of such option or the date ten days after termination of the optionee's employment or service, except that this period is extended to three months in the case of the optionee's retirement at or after age 65 or termination of employment or service due to disability, and to six months in the case of the optionee's death, in which case the option is exercisable by the optionee's estate. Options granted pursuant to the 1991 Plan, except for grants to nonemployee directors (which vest in accordance with the Nonemployee Director Formula Plan), will vest at the time or times determined by the Plan Administrator. Options become immediately exercisable in full upon the optionee's retirement at or after age 65 or termination of employment or service due to disability or death, or upon the occurrence of such circumstance or event as in the opinion of the Plan Administrator merits special consideration.

         Options are subject to such terms and conditions, including price and rate of exercise, as the Plan Administrator may determine. However, the exercise price for ISOs will be no less than 100% of fair market value on the date of grant. The exercise price for NSOs will be no less than the greater of par value of said shares ($.01 per share) or eighty percent (80%) of the fair market value of said shares on the date of grant.

         Payment of the purchase price for shares purchased pursuant to the exercise of an option may be made by cash or check, by a "cashless" exercise method through a broker, by surrendering shares of Common Stock of the Corporation in payment of the exercise price and applicable withholding taxes, or by such other methods as the Plan Administrator may permit from time to time. A grantee who is an employee of or a consultant to the Corporation at the time of exercise of an option may, if authorized by the Plan Administrator, exercise his/her option by paying the Corporation at least the par value of the shares of Common Stock being acquired and borrowing the remainder of the exercise price from the Corporation. The 1991 Plan provides that such loans shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Plan Administrator may determine and shall be in such form and contain such other provisions as the Plan Administrator may determine from time to time.

DURATION, AMENDMENT AND TERMINATION

         The 1991 Plan expires on November 7, 2001. The 1991 Plan may be amended, suspended or terminated at any time by action of the Board of Directors or the Plan Administrator, except that no such action may, without shareholder approval, increase the maximum number of shares reserved for options under the 1991 Plan or for any individual, change the class of eligible persons or materially increase the benefits accruing to eligible persons under the 1991 Plan. Furthermore, no action may, without the consent of an optionee, adversely affect his/her rights under any option theretofore granted. Effective August 11, 1999, without the approval of the Corporation's shareholders, the Plan does not allow options to be repriced by lowering the option exercise price of a previously granted option or by the cancellation of outstanding options with subsequent replacement or regrant of options with a lower exercise price.

FEDERAL INCOME TAX CONSEQUENCES

         Neither the optionee nor the Corporation will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; and the Corporation will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding. The tax treatment of a disposition of option shares acquired under the 1991 Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or NSO. The Corporation will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         Shareholders are requested in this Proposal 2 to approve the increase in the number of shares authorized for issuance under the 1991 Plan from 6,200,000 to 8,300,000. Under New York law, the affirmative vote of the holders of securities representing a majority of the voting power present in person or represented by proxy at the Meeting is required to adopt the proposed amendment of the 1991 Plan of the Corporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT OF THE 1991 STOCK OPTION PLAN.

             3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Ernst & Young LLP to serve as the independent auditors for the Corporation for the fiscal year ending June 30, 2000. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Shareholder ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors is not required by the Corporation's Bylaws or otherwise. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                4. OTHER BUSINESS

         Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                        FUTURE PROPOSALS BY SHAREHOLDERS

         Any proposal which a shareholder of the Corporation wishes to have included in the proxy statement and proxy relating to the Corporation's 2000 Annual Meeting pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Corporation at its executive offices no later than July 8, 2000, and must otherwise comply with the requirements of Rule 14a-8. Shareholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after July 8, 2000. The address of the Corporation's executive office is 3040 Science Park Road, San Diego, California 92121.

                           ANNUAL REPORT ON FORM 10-K

         THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, TO EACH PERSON SOLICITED HEREUNDER WHO MAILS A WRITTEN REQUEST THEREFOR TO ALLIANCE PHARMACEUTICAL CORP., 3040 SCIENCE PARK ROAD, SAN DIEGO, CA 92121, ATTENTION:
LLOYD A. ROWLAND, VICE PRESIDENT AND GENERAL COUNSEL. THE CORPORATION WILL ALSO FURNISH, UPON THE PAYMENT OF A REASONABLE FEE TO COVER REPRODUCTION AND MAILING EXPENSES, A COPY OF ALL EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K.

         It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped, addressed envelope as promptly as possible.

                                     By Order of the Board of Directors,

                                     Duane J. Roth, Chairman

Date:    November 5, 1999
         San Diego, California

                               1991 STOCK OPTION PLAN

                                         OF

                           ALLIANCE PHARMACEUTICAL CORP.

                        (as amended through August 11, 1999)

     1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to provide an additional incentive to, and attract and hold in service, directors, officers and other employees of, and consultants to, the Corporation, and any future subsidiaries of the Corporation, who are providing, or who are expected to provide, services which are deemed important to the Corporation. Accordingly, these persons may be encouraged to acquire stock ownership in, and increase their commitment to, the Corporation, thereby promoting the interests of the Corporation and its shareholders. Options granted under the Plan may be incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and non-qualified stock options which are not intended to satisfy said Section 422.

     2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

          (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

          (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

          (c)  "Committee" shall mean the Committee hereinafter described in
     Section 3.

          (d) "Corporation" shall mean Alliance Pharmaceutical Corp., a New York corporation.

          (e) "Eligible Persons" shall mean those persons described in Section 4 who are potential recipients of Options.

          (f) "Fair Market Value" on a specified date shall mean the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing bid and asked prices at which a Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

          (g) "Options" shall mean the Stock Options granted pursuant to this Plan.

          (h) "Plan" shall mean this 1991 Stock Option Plan of Alliance Pharmaceutical Corp., as adopted by the Board of Directors on May 20, 1994, as such Plan from time to time may be amended.

          (i) "President" shall mean the person who at the time shall be the President of the Corporation.

          (j) "Share" shall mean a share of common stock, par value $.01 per share, of the Corporation.

          (k) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

     3. COMMITTEE. The Plan shall be administered by the Board of Directors unless the Board of Directors otherwise appoints a committee to administer the Plan.

     4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of directors and key employees of the Corporation or a Subsidiary, and consultants to the Corporation or a Subsidiary (hereinafter referred to as "Consultants"), as determined by the Committee. The persons to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

     5. SHARES. Subject to the provisions of Section 14 hereof, the Committee may grant Options with respect to an aggregate of up to 8,300,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual in any calendar year shall not exceed 200,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, that the counting of Shares subject to Options granted under the Plan against the number of Shares available for further Options shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder that is canceled, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person.

     6.   GRANT OF OPTIONS.   The number of any Options to be granted to any
Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No option which is intended to qualify as an incentive stock option shall be granted to any individual who, at the time of the grant, is not an employee of the Corporation or a Subsidiary.

     Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue
Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

     Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

     An Option shall be evidenced by a written Option agreement in a form approved by the Committee. An Option agreement signed by the Chairman of the Board or the President or a Vice President of the Corporation, and dated the day of grant, or such later date as the Committee in its sole discretion, shall determine, shall be tendered to each person to whom an Option is granted, except that such Option agreement shall be deemed rescinded and have no effect if the Option holder, within a specified period, does not sign an unqualified acceptance, in such form as the Committee has prescribed, of such Option agreement. The Option agreement for an Option shall indicate whether or not the Option is an incentive stock option.

     7. PURCHASE PRICE. The purchase price per Share of the Shares to be purchased pursuant to the exercise of an Option shall be fixed by the Committee at the time of grant; provided however, that the purchase price per Share under an incentive stock option shall not in any event be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and the purchase price per Share under a non-qualified stock option shall not be less than the greater of either the par value of said Shares or 80% of the Fair Market Value of said Shares on the date of grant of the Option.

     8. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be for a period of ten years from the date upon which the Option is granted or such lesser period as the Committee may determine at the time of grant.

     9. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

     10. EXERCISE OF OPTIONS. Except as otherwise provided herein, Options, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee; provided, however, that no Options may be exercised for less than 100 Shares at a time, unless the grant is for a number of Shares not evenly divisible by 100, in which case the final exercise may be for the remaining Shares; and provided, further, that no Option may be exercised prior to the approval of the Plan by a majority vote of the shareholders.

     Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may, after approval of the Plan by a majority vote of the shareholders of the Corporation, be exercised in the following circumstances: (a) subject to the provisions of Section 13 hereof, immediately upon (but prior to the expiration of the term of the Option) the holder's cessation of employment or service due to retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of Section 13 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration; provided, however, that the estate of the deceased holder of an Option may exercise it prior to the expiration of the six-month period described above.

     An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: (i) in cash or by check payable to the order of the Corporation which amount payable includes all applicable withholding taxes; (ii) by including in the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation to pay the full purchase price of the Shares and all applicable withholding taxes; (iii) if specifically authorized by the Committee and the purchaser is an employee or Consultant at the time of purchase, by payment in cash of at least $.01 per Share and all applicable withholding taxes, with the remainder of the Option price being borrowed from the Corporation as described below; or (iv) by such other methods as the Committee may permit from time to time. In the case described in clause (iii) above, the Corporation, unless otherwise determined by the Committee, will lend to such purchaser an amount up to the excess of the full Option price of the Shares purchased over the cash payment, but not more than the excess of such price over the par value of such Shares, such loan to be evidenced by the purchaser's delivery to the Corporation of his or her unconditional promissory note to pay the amount of the loan within five years in such manner as is determined by the Committee. Any such note: (i) shall be dated the date of the Exercise Notice of the Option, (ii) shall provide for the payment of equal installments of principal, (iii) shall provide for quarterly payment of interest on such indebtedness at such rate as the Committee may determine, which cannot be less than the prime rate and
(iv) shall be in such form and contain such other provisions as the Committee may determine from time to time. In connection with any such loan the purchaser shall deposit with the pledge to the Corporation the certificate or certificates evidencing all of the Shares so purchased, to be held by the Corporation as collateral security for such loan. If the employment or consulting arrangement of the purchaser is terminated by reason of death, any unpaid balance of such indebtedness shall become due and payable one year after the date of the death, but not later than five years after the date of purchase, unless otherwise determined by the Committee. If the employment or consulting arrangement of the purchaser is terminated for any reason other than death, any unpaid balance of such indebtedness shall become immediately due and payable on such date of termination, unless otherwise determined by the Committee. Cash dividends paid on Shares held by the Corporation as security shall be paid to the purchaser. Voting rights and other shareholder's rights with respect to all Shares shall vest in the purchaser although the Shares are held by the Corporation as security. Upon default in the payment of principal or interest on a loan provided for in this paragraph, the Corporation, to the extent then permitted by law and without demand or notice to the debtor, may sell any pledged Shares for the benefit of the debtor and apply the net proceeds of such sale to the then unpaid principal and interest on such loan, and any remainder of such proceeds shall be paid to the debtor.

     Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option, subject to the deposit of such certificate as collateral security for a loan as described in the preceding paragraph. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall maintain records indicating the number of Shares with respect to which the Option remains available for exercise and, absent manifest error, the Corporation's records shall be determinative.

     In lieu of the foregoing option exercise payment methods, the Option holder may deliver with the Exercise Notice (A) shares of the Corporation's Common Stock owned by the holder having a Fair Market Value calculated as of the date of the Option exercise equal to the sum of (i) the aggregate Option exercise price of the Shares with respect to which such Option or portion is being exercised and (ii) applicable withholding taxes, duly endorsed for transfer to the Corporation, or (B) written instructions to withhold shares of the Corporation's Common Stock issuable to the holder upon exercise of the Option being exercised, having a Fair Market Value calculated as of the date of the Option exercise equal to the sum of (i) the aggregate Option exercise price of the Shares with respect to which such Option or portion is being exercised (including the Shares to be withheld) and (ii) applicable withholding taxes. Notwithstanding the foregoing, Option holders may not utilize these alternative methods of payment in connection with incentive stock options outstanding on November 15, 1995.

     Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

     11. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may determine.

     12. NON-TRANSFERABILITY OF OPTIONS. Options and all other rights thereunder shall be non-transferable or non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Option may be permitted to exercise them. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof.

     13. TERMINATION OF EMPLOYMENT. All or any part of any Option, to the extent unexercised, shall terminate immediately: (i) in the case of an employee, upon the cessation or termination for any reason of the holder's employment by the Corporation or any Subsidiary, or (ii) in the case of a director or Consultant who is not an employee, upon the holder's ceasing to serve as a director or Consultant of the Corporation or any Subsidiary, except that the holder shall have until the end of the tenth business day following the cessation of his employment with the Corporation or its Subsidiaries or his service as a director or Consultant of the Corporation or its Subsidiaries, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the estate of a deceased holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the holder's retirement or disability, or (b) within six months of the holder's death, as the case may be. If the employment or service of any Option holder with the Corporation or its Subsidiaries shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or its Subsidiaries as he may from time to time have, the existence of which violation shall be determined by the Board in its sole discretion (which determination by the Board shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation or its Subsidiaries, and an Option holder whose employment or service with the Corporation or its Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation or its Subsidiaries.

     14. ADJUSTMENT PROVISION. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder.

     Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

     Notwithstanding any other provision of this Plan, in the event of a recapitalization, merger, consolidation, rights offering, reorganization, liquidation, or other change in the Corporation's corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and class of shares available hereunder as it shall deem appropriate to prevent dilution or enlargement of rights.

     15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Option, or may issue stop transfer orders in respect thereof.

     16. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of any Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

     17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would (i) increase the number of Shares issuable under the Plan or to any individual, (ii) materially increase the benefits accruing to Eligible Persons under the Plan, or (iii) change the class of Eligible Persons, shall be subject to the approval of the shareholders of the Corporation within one year of such amendment. Effective August 11, 1999, without the prior approval of the Corporation's shareholders, options issued hereunder will not be re-priced by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or re-grant of options with lower exercise prices.

     Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

     The Plan is intended to comply with Rule l6b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     18. NO RIGHT OF EMPLOYMENT OR SERVICE. Nothing contained herein or in an Option shall be construed to confer on any Eligible Person any right to be continued in the employ or service of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of or discharge such Eligible Person (without or with pay), at any time, with or without cause.

     19. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after November 7, 2001.

                          ALLIANCE PHARMACEUTICAL CORP.

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS --- DECEMBER 10, 1999

The undersigned, revoking any proxy heretofore given, hereby appoints Carroll O. Johnson, Stephen M. McGrath and Duane J. Roth, or any one of them, Proxies of the undersigned with full power of substitution, with respect to all of the shares of the common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") to be held on December 10, 1999, at the offices of the Corporation at 6175 Lusk Boulevard, San Diego, California 92121 at 10:00 a.m., San Diego time, or any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, FOR AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK UNDER THE 1991 STOCK OPTION PLAN, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has proposed all matters to be voted upon and recommends a vote FOR all nominees for election as directors, FOR authorization of additional shares of common stock under the 1991 Stock Option Plan, and FOR ratification of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2000. Approval of any matter in this proxy is not related to or conditioned on the approval of any other matter.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.




1.   Election of Directors    / /  FOR all nominees listed below            / /   WITHHOLD AUTHORITY
                                  (except as marked to the contrary)             to vote for all nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     DR. PEDRO CUATRECASAS     CARROLL O. JOHNSON          STEPHEN M. MCGRATH

     DONALD E. O'NEILL        DR. HELEN M. RANNEY          DR. JEAN G. RIESS

      DUANE J. ROTH            THEODORE D. ROTH            DR. THOMAS F. ZUCK

2.   Authorization of Additional Shares of Common Stock under the 1991 Stock
     Option Plan

          / /  FOR            / /  AGAINST               / /   ABSTAIN

3.   Ratification of Ernst & Young LLP as independent auditors

         / /   FOR           / /   AGAINST              / /    ABSTAIN

                  (To be completed and signed on reverse side)

         Dated: _________________________________________________, 1999

         ______________________________________________________________

         ______________________________________________________________



          Please sign exactly as name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, corporate officers, general partners and other persons acting in a representative capacity should add their titles.

          The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.